Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2024, with respect to the consolidated financial statements included in the Annual Report of Titan International, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Titan International, Inc. on Form S-3 (File No. 333-282964) and Forms S-8 (File No. 333-220024 and 333-257617).

/s/ GRANT THORNTON LLP

Southfield, Michigan
February 25, 2026